W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:
Eugene G. Ballard
Chief Financial Officer
203-629-3000

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Eugene G. Ballard Chief Financial Officer (203)629-3000

W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
NET OPERATING INCOME UP 25% TO $121 MILLION

     Greenwich, CT, April 26, 2005 — W. R. Berkley Corporation (NYSE: BER) today reported net income for the first quarter of 2005 of $121 million, or 91 cents per share, a 5% increase from $115 million, or 88 cents per share, a year ago. Net operating income for the first quarter of 2005 increased 25% to $121 million, or 91 cents per share, compared with $97 million, or 74 cents per share, for the first quarter of 2004. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. All per share amounts in this release have been adjusted to reflect the 3-for-2 common stock split effected on April 8, 2005.

Summary Financial Data
(Amounts in thousands, except per share data)

	First Quarter
	2005	2004
Gross premiums written	$1,343,090	$1,216,724
Net premiums written	1,188,168	1,086,702

Net income	120,871	115,428
Net income per diluted share	0.91	0.88

Net operating income	120,964	96,807
Net operating income per diluted share	0.91	0.74

W. R. Berkley Corporation	Page 2

     First quarter highlights included:

•	Gross premiums written rose to $1.3 billion, an increase of 10% from the comparable quarter of 2004.

•	Investment income increased 31% to $90 million.

•	GAAP combined ratio improved to 89.2% from 90.2% in the prior year period.

•	The paid loss ratio continued to be excellent at 36.3% compared with 35.6% in the prior year quarter.

•	Cash flow from operations increased to $424 million.

     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are very pleased with our results for the first quarter. The increase in gross premiums of 10 percent, which resulted primarily from new business, was in line with our expectations. Casualty pricing was generally flat with prices up in some lines and down in others. For property lines, which are not a significant part of our business, pricing continues to be weaker.

     “Profitability continues to be excellent, and our operating units are focused on delivering value differentiating service to help maintain a high retention rate. The returns on capital available for the next several years continue to look attractive, although by the start of next year it is likely to be a challenge to keep the returns at the level we currently enjoy. We are, however, optimistic that 2005 will be an outstanding year and that we should continue to deliver strong returns in 2006,” Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

W. R. Berkley Corporation	Page 3

     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002 (“TRIA”) and the potential expiration of TRIA, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including these related to alleged anti-competitive or other improper sales practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation	Page 4

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	First Quarter
	2005	2004
Revenues:
Net premiums written	$1,188,168	$1,086,702
Change in unearned premiums	(148,193)	(135,170)

Premiums earned	1,039,975	951,532
Net investment income	89,558	68,489
Service fees	30,299	28,239
Realized investment gains (losses)	(361)	29,907
Other income	517	538

Total revenues	1,159,988	1,078,705

Expenses:
Losses and loss expenses	641,146	600,505
Other operating expenses	326,805	291,778
Interest expense	18,125	15,771

Total expenses	986,076	908,054

Income before income taxes and minority interest	173,912	170,651

Income tax expense	(52,729)	(54,026)
Minority interest	(312)	(470)

Net income before change in accounting principle	120,871	116,155
Cumulative effect of change in accounting principle, net of taxes	—	(727)

Net income	$120,871	$115,428

Net income per share:
Basic (1)	$0.96	$0.92
Diluted (1)	$0.91	$0.88

Average shares outstanding:
Basic (1)	126,558	125,511
Diluted (1)	133,124	131,384

(1)	Per share amounts have been adjusted to reflect the 3-for-2 common stock split effected on April 8, 2005.

W. R. Berkley Corporation	Page 5

Operating Results by Segment
(Amounts in thousands, except ratios (1))

	First Quarter
	2005	2004
Specialty:
Gross premiums written	$441,206	$366,553
Net premiums written	413,415	344,755
Premiums earned	389,399	343,105
Pre-tax income	81,905	65,183
Loss ratio	61.9%	62.9%
Expense ratio	25.0%	25.2%
GAAP combined ratio	86.9%	88.1%

Regional (2):
Gross premiums written	$367,373	$336,543
Net premiums written	313,825	290,638
Premiums earned	280,299	247,971
Pre-tax income	59,063	45,794
Loss ratio	53.1%	55.0%
Expense ratio	30.5%	30.9%
GAAP combined ratio	83.6%	85.9%

Alternative Markets:
Gross premiums written	$273,524	$246,461
Net premiums written	228,020	213,151
Premiums earned	149,500	132,134
Pre-tax income	40,783	31,688
Loss ratio	67.9%	71.2%
Expense ratio	20.9%	19.2%
GAAP combined ratio	88.8%	90.4%

Reinsurance:
Gross premiums written	$238,981	$246,637
Net premiums written	213,117	219,683
Premiums earned	201,013	210,646
Pre-tax income	22,032	21,315
Loss ratio	68.5%	69.0%
Expense ratio	31.7%	29.7%
GAAP combined ratio	100.2%	98.7%

International (1):
Gross premiums written	$22,006	$20,530
Net premiums written	19,791	18,475
Premiums earned	19,764	17,676
Pre-tax income	2,128	1,591
Loss ratio	59.4%	51.4%
Expense ratio	35.3%	35.3%
GAAP combined ratio	94.7%	86.7%

(Continued)

W. R. Berkley Corporation	Page 6

Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	First Quarter
	2005	2004
Corporate and Eliminations:
Realized investment gains (losses)	$(361)	$29,907
Interest and other, net	(31,638)	(24,827)
Pre-tax income (loss)	(31,999)	5,080

Total:
Gross premiums written	$1,343,090	$1,216,724
Net premiums written	1,188,168	1,086,702
Premiums earned	1,039,975	951,532
Pre-tax income	173,912	170,651
Loss ratio	61.7%	63.1%
Expense ratio	27.5%	27.1%
GAAP combined ratio	89.2%	90.2%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. Combined ratio is the sum of loss ratio and expense ratio.

(2)	Weather-related losses for the regional segment were $2 and $4 million in the first quarter of 2005 and 2004, respectively.

W. R. Berkley Corporation	Page 7

Supplemental Information
(Amounts in thousands, except per share data)

	First Quarter
	2005	2004
Reconciliation of net operating income to net income:
Net operating income (1)	$120,964	$96,807
Realized investment gains (losses)	(93)	19,348
Cumulative effect of change in accounting principle	—	(727)

Net income	$120,871	$115,428

Return on equity (2):
Net income	22.9%	27.4%
Net operating income	22.9%	23.0%
Cash flow:
Cash flow from operations	423,607	278,490
Cash flow from operations before cash transfers to trading account (3)	$448,607	$378,490

	March 31,	December 31,
	2005	2004
Selected balance sheet information:
Total investments (4)	$8,703,597	$8,341,944
Total assets	12,159,460	11,451,033
Reserves for losses	5,735,423	5,449,611
Senior notes and other debt	808,594	808,264
Junior subordinated debentures	208,296	208,286
Stockholders’ equity (5)	2,167,387	2,109,702
Shares outstanding	126,770	126,409
Stockholders’ equity per share	17.10	16.69

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and the effect of a change in accounting principle in 2004. Management believes that excluding investment gains and losses, which result primarily from changes in general economic conditions, and the change in accounting principle in 2004 provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

(4)	Total investments includes cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(5)	Stockholders’ equity includes after-tax unrealized gains from investments and foreign exchange of $50 million and $112 million as of March 31, 2005 and December 31, 2004, respectively.